                                                                     EXHIBIT 5.1

                         [BSAI LETTERHEAD APPEARS HERE]






                                             February 15, 2001


Triumph Group, Inc.
Four Glenhardie Corporate Center
1255 Drummers Lane, Suite 200
Wayne, Pennsylvania 19087

            RE:   Triumph Group, Inc. -
                  Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as counsel to Triumph Group, Inc., a Delaware corporation (the "Company"), and the selling stockholder listed in the Registration Statement (as defined herein), in connection with the preparation of the Registration Statement filed today on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of up to 4,100,000 shares (including up to 649,997 shares to be sold by the selling stockholder) of the Company's common stock, par value $.001 per share (the "Common Stock").

            We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Common Stock and by the selling stockholder in connection with the proposed sale of the Common Stock. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigations as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

            The opinions expressed below are based on the assumption that the Registration Statement will become effective.

Triumph Group, Inc.
February 15, 2001
Page 2



            Based upon the foregoing, we are of the opinion that:

            1. The shares of Common Stock to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the form of which is filed as
Exhibit 1.1 by an amendment to the Registration Statement, will be legally issued, fully paid and non-assessable.

            2. The 649,997 shares of Common Stock to be sold by the selling stockholder have been duly authorized by the Company and are legally issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 of the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.


                                Very truly yours,


                                /s/ Ballard Spahr Andrews & Ingersoll, LLP